SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 22, 2012

Date of earliest event reported: March 16, 2012

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 W. 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2012, the Board of Directors of Martha Stewart Living Omnimedia, Inc. (the “Company”) adopted amended and restated By-Laws (the “Third Amended and Restated By-Laws”) that became effective as of that date. The amendments to the By-Laws were predominantly technical in nature and mainly designed to eliminate the requirement to hold stockholder, board and committee meetings at a “place,” to permit stockholders and proxyholders to participate in stockholder meetings by means of remote communication (as provided under Section 211 of the Delaware General Corporation Law (the “DGCL”)), to allow communications to stockholders and actions by directors to be effected via means of electronic transmission (as contemplated by Section 232 and 141, respectively, of the DGCL) and to eliminate the requirement to use a physical ballot in the election of directors. A substantial number of these amendments were made with the view to enabling the Company to conduct an annual meeting via the Internet. The other amendments to the By-Laws substantially consisted of amendments to make “President” a required office, to clarify that in the absence of an officer designated as “Chief Executive Officer,” the President performs the duties of the Chief Executive Officer and to eliminate provisions in the By-Laws that contemplated more than one Chief Executive Officer and/or more than one President that had been added to the By-Laws in connection with an earlier management structure. The preceding description of the Third Amended and Restated By-Laws is qualified in its entirety by reference to such Third Amended and Restated By-Laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit	Description

	3.1	Third Amended and Restated By-Laws of Martha Stewart Living Omnimedia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: March 22, 2012	By:	/s/ Daniel Taitz
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit	Description

3.1	Third Amended and Restated By-Laws of Martha Stewart Living Omnimedia, Inc.